EXHIBIT 10.6

CONSULTING & FINDER’S FEE AGREEMENT

THIS CONSULTING & FINDER’S FEE AGREEMENT (this “Agreement”), made as of this 1st day of May 2014, is by and between Placer Del Mar Ltd., a Nevada corporation, its subsidiaries, affiliates and successors (the “Company”), with its principal place of business at 4045 Sheridan Avenue, Suite 443, Miami Beach, Florida 33140, and ZMAX Capital Corp., a Florida company (“Finder”), with its principal place of business at 4045 Sheridan Avenue, Suite 443, Miami Beach, Florida 33140.

R E C I T A L S:

A.           The Company desires to retain Finder to provide certain financial consulting services in order for the Company to expand its capital assets in connection with certain proposed investment opportunities.

B. Finder and its employees and agents (hereinafter referred to as “Consultants”) are prepared to provide certain financial consulting services to the Company in accordance with the terms and conditions contained hereinafter.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

1.           Compensation.  If the Company successfully closes a private placement of its securities (a “Transaction”) that involves a Prospect or Prospects (as that term is defined below) first introduced to the Company by Finder, or an affiliate or family member of such Prospect or Prospects (hereinafter referred to as an “Investor”), Finder shall be paid as follows:

The Company shall pay a fee (the “Fee”) to Finder in cash equal to $50,000.

Payment shall be due and payable as to be agreed upon by the parties. All cash compensation under this Agreement shall be paid to Finder.

2.           Company Discretion.  The Consultants understand and agree that the Company, in its sole discretion, reserves the right to accept or reject, in whole or in part, any offer by, or to withdraw any offer to, a Prospect introduced by the Consultants to purchase the securities of the Company.

3.           Non-Exclusivity.  It is understood and agreed that the foregoing shall not limit the Company’s ability to retain other brokers, finders and consultants from time to time during the term of this Agreement to act as such for the Company.

4.           Term of Agreement. This Agreement shall commence on the date of the Company's execution and delivery of same and be for a term of one (1) year and shall be renewable at the option of the parties upon written agreement. The Company or Finder may terminate this Agreement at any time upon fifteen (15) days written notice from one party to the other. Notwithstanding any termination of this Agreement pursuant to the terms hereof or otherwise, if twelve (12) months from the effective date of introduction to the Company of a Prospect, the Company successfully closes a Transaction, the Company shall pay to Finder the Fee, in accordance with the terms and provisions above.

5.           Confidentiality. All financial and business information furnished by the Company or its affiliates to the Consultants shall be retained by the Consultants individually, their officers, directors, employees and agents on a confidential basis, and shall be used only in connection with the preparation of offering materials to be presented to the Prospects (the “Descriptive Materials”) or as specifically authorized by the Company. The Consultants shall, upon submission, execute individually such confidentiality and/or non-disclosure agreements as are customary in engagements of this type.

6.           Indemnification.  The Company shall indemnify, defend and hold harmless Finder, its officers, directors, stockholders, employees, and agents from and against any cost, expense, liability or obligation in respect of any securities of the Company sold in reliance upon any disclosures or information contained in the Descriptive Materials and all exhibits thereto or any other information (written or oral) constituting disclosures, representations or covenants in respect of the Company, its business, financial condition and/or prospects; it being understood that the Descriptive Materials and its contents are and shall be based solely upon information supplied and approved in advance by the Company and its affiliates. Finder, its officers, directors, employees and agents shall indemnify, defend and hold harmless the Company and its respective directors, stockholders, officers, agents, affiliates and employees from and against any cost, expense, liability or obligation that results from the bad faith, gross negligence, or unauthorized representations of Finder or any Consultants or a breach of a material term of this Agreement by Finder or any Consultants.

7.           Definitions.  The term “Prospect” or “Prospects” means and is limited to any person or entity first introduced to the Company by Finder and listed on Schedule A hereto.  Such Prospect shall be an “accredited investor,” as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or a non-”U.S. person,” as defined in Regulation S under the Securities Act, such status as determined by Finder and/or DW through their reasonable efforts prior to such accredited investor or non-U.S. person being presented to the Company as a Prospect.

8.           General.

(a) This Agreement has been entered into and shall be interpreted under and governed by the laws of the State of New York, without regard to principles of conflicts of law or rules thereof.  The parties consent to the personal jurisdiction and venue in the state and federal courts located in New York.

(b)  If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severed from the remainder of this Agreement. Any modification of this Agreement will be effective only if it is in writing and signed by the authorized signatories of the parties to this Agreement.

(c) This Agreement has been duly authorized and shall constitute a binding obligation upon each of Finder and the Company enforceable in accordance with its terms. This Agreement represents the entire agreement by and between the Company and Finder and supersedes any and all other agreements, whether oral or written, with respect to the Agreement.

(d) This agreement calls for the professional services of Finder and each of its employees and agents and therefore may not be assigned by Finder to any third person, firm, or corporation without the prior written consent of the Company.

(e) This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the respective parties hereto.

(f) Notwithstanding anything to the contrary contained herein, expressed or implied, it is expressly understood and agreed that Finder and its employees and agents shall, at all times, be acting solely in its capacity as advisor to the Company and as an independent contractor with respect to the Company and not as an employee or agent of the Company.  Nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation, or like relationship, between the parties.  It is specifically agreed that the relationship is and shall remain that of independent parties to a contractual relationship and that Finder and its employees and agents shall have no right to bind the Company in any manner without the written consent of the Company.   In no event shall either party be liable for the debts or obligations of the other except as otherwise specifically provided in this Agreement.

(g) Finder represents and warrants that it has and will comply with all applicable foreign, US federal and/or state securities laws and regulations, including without limitations, blue sky laws, broker/dealer registration and other requirements that may be applicable to Finder.

(h) Finder acknowledges and agrees that any material breach by it of this Agreement’s covenants, representations and warranties hereunder shall, in addition to any and all other remedies of the Company, result in the forfeiture of any accrued and unpaid fees under Section 1 and the forfeiture or termination of any Warrants to which Finder would otherwise be entitled under Section 1.

(i) This Agreement may be executed in any number of counterparts, including facsimile signatures, which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

(j) All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission, email or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, to the addresses hereinabove first mentioned.

(k) Finder is not entitled to the Fee or payment of expenses if the Transaction is not closed for any reason, including, but not limited to, the Company’s decision to decline to close at any time.

(l)  The monies earned and paid are not to be used for or promote any criminal or illegal purposes and will not violate any US federal, state or city laws of the United States of America or any international or foreign laws.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the latest date written below.

Sincerely,

ZMAX CAPITAL CORP.	PLACER DEL MAR LTD.

By: /s/ Shafiq Nazerali	By: /s/ Frank Terzo

Name: Shafiq Nazerali	Name: Frank Terzo
Title: President	Title: President

Date: May 1, 2014	Date: May 1, 2014